UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 21, 2013

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 21, 2013, Rimage Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). Of the 8,667,071 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 7,245,766 shares or 83.6% were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.	To elect eight (8) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Sherman L. Black	4,933,769	196,723	2,115,274
Lawrence M. Benveniste	4,934,593	195,899	2,115,274
Thomas F. Madison	4,934,593	195,899	2,115,274
Kimberly K Nelson	4,987,693	142,799	2,115,274
Robert F. Olson	4,986,193	144,299	2,115,274
Justin A. Orlando	4,946,376	184,166	2,115,274
Steven M. Quist	4,934,593	195,899	2,115,274
James L. Reissner	4,934,593	195,899	2,115,274

2.	To approve a stock option exchange for the Company’s non-executive employees.

For	Against	Abstain	Broker Non-Vote
4,780,865	347,202	2,425	2,115,274

3.	Advisory vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
4,788,261	169,244	172,987	2,115,274

4.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Vote
7,127,277	117,539	950	0

As a result, each nominee was elected as a director of the Company and each other proposal was approved at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date:  May 24, 2013